UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 12, 2009

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

OGE Energy Corp. (“OGE Energy”) is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 770,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a midstream natural gas pipeline business with principal operations in Oklahoma.

In September 2008, OGE Energy and Energy Transfer Partners, L.P. (“ETP”) entered into an agreement to form a joint venture combining Enogex’s midstream business with ETP’s interstate operations as well as its midstream operations in the Rocky Mountains. One of the conditions to completing the joint venture was obtaining financing that met the minimum specified terms the parties had agreed to in the joint venture agreement. Under the terms of the agreement, if OGE Energy and ETP did not complete the financing and close the joint venture by March 31, 2009, either OGE Energy or ETP could terminate the contribution agreement relating to the formation of the joint venture. Due to the significant downturn in the national economy and resulting uncertainty in the capital markets, the parties determined that obtaining the financing and completing the formation of the joint venture was not feasible and not in their best interests. Accordingly, on February 12, 2009, the parties terminated the agreement to form the joint venture.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated February 12, 2009, announcing OGE Energy, Energy Transfer terminate joint venture agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

February 18, 2009